CARVER HOVEY CO.
                          Certified Public Accountants



The Board of Directors
Prime Resource, Inc.

We consent to the use of our report included herein and to the reference to our firm under the heading "Interests of Experts and Counsel" in the prospectus.



                                                     /s/ CARVER HOVEY & CO.

                                                     Layton, Utah
                                                     December 17, 2002